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                                                                Exhibit 99.POA1


                                POWER OF ATTORNEY
                                -----------------

         KNOWN ALL MEN BY THESE PRESENTS:

         WHEREAS, THE JHAVERI TRUST, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

         NOW, THEREFORE, the Trust hereby constitutes and appoints JAMES R. CUMMINS and DONALD S. MENDELSOHN, and each of them, its attorneys for it and in its name, place and stead, to execute and file such amendments, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the Trust has caused its name to be subscribed hereto by the President this 28th day of May, 1997.

ATTEST:                                  THE JHAVERI TRUST

/s/ Saumil Jhaveri                 By: /s/ Ramesh C. Jhaveri
--------------------------             ----------------------------------------
Saumil Jhaveri, Secretary          RAMESH C. JHAVERI, Chief Executive Officer

STATE OF OHIO           )
                        )   ss:
COUNTY OF CUYAHOGA      )

         Before me, a Notary Public, in and for said county and state, personally appeared RAMESH C. JHAVERI, Chief Executive Officer and SAUMIL JHAVERI, Secretary, who represented that they are duly authorized in the premises, and who are known to me to be the persons described in and who executed the foregoing instrument, and they duly acknowledged to me that they executed and delivered the same for the purposes therein expressed.

         WITNESS my hand and official seal this 28th day of May, 1997.

                                   John M. Stickney
                                  --------------------------------------
                                  Notary Public
                                                no exp.

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                                   CERTIFICATE
                                   -----------

         The undersigned, Secretary of THE JHAVERI TRUST, hereby certifies that the following resolution was duly adopted by a majority of the Board of Trustees at a meeting held May 28, 1997, and is in full force and effect:

                  "WHEREAS, THE JHAVERI TRUST, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

                  NOW, THEREFORE, the Trust hereby constitutes and appoints JAMES R. CUMMINS and DONALD S. MENDELSOHN, and each of them, its attorneys for it and in its name, place and stead, to execute and file such amendments, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof."

Dated: May 28, 1997                       /s/ Saumil Jhaveri
                                         ----------------------------------
                                            Saumil Jhaveri, Secretary
                                            The Jhaveri Trust